CarParts.com Reports Fiscal Year 2024 Results

TORRANCE, Calif. – March 25th, 2025 – CarParts.com, Inc. (NASDAQ: PRTS), a leading eCommerce provider of automotive parts and accessories, and a premier destination for vehicle repair and maintenance needs, is reporting results for the fourth quarter and fiscal year ended December 28, 2024.

Fiscal Year 2024 Summary vs. Fiscal Year 2023

●	Net sales decreased 13% to $588.8 million.
●	Gross profit of $196.7 million vs. $229.4 million, with gross margin of 33.4%.
●	Net loss was ($40.6) million, or ($0.71) per share, compared to a net loss of ($8.2) million, or ($0.15) per share.
●	Adjusted EBITDA of ($7.1) million vs. $19.7 million.
●	Cash of $36.4 million and no revolver debt.
●	Our mobile app has cumulative net downloads of over 800,000, more than double the number from the beginning of the year.
●	New semi-automated Las Vegas distribution center fully operational and handling 25% of company volume.
●	Launched a fully re-platformed CarParts.com website featuring an AI based search solution and machine learning based product recommendations.
●	Launched CarParts+ a paid membership that includes roadside assistance and other benefits.

Fourth Quarter 2024 Summary vs. Year-Ago Quarter

●	Net sales decreased to $133.5 million, down 15% year-over-year.
●	Gross profit of $43.4 million vs. $51.6 million, with gross margin of 32.5%.
●	Net loss was ($15.4) million, or ($0.27) per share, compared to a net loss of ($6.1) million, or ($0.11) per share.
●	Adjusted EBITDA of ($6.8) million vs. $1.0 million.

Management Commentary

“2024 was an important year in the ongoing transformation of CarParts.com. We began the year by refocusing our strategy on three key elements: number one, driving gross and net margin to strengthen financial performance; number two, accelerating efficiency and effectiveness to quickly deliver improved profitability; and number three, achieving sustainable growth with strong long-term free cash flow.

The economic environment was challenging for lower income consumers for all of 2024, leading to a significant pullback in spending and deferral of costs like auto repairs. To address these pressures, we are prioritizing several non-paid marketing initiatives—such as enhancing our site conversion and strengthening our search engine optimization —alongside driving mobile app adoption, generating high-margin fee income, expanding our product assortment, and growing our wholesale channel. We believe these efforts will position us to increase our net profit margin and drive long-term growth” said David Meniane, CEO.

Fiscal Year 2024 Financial Results

Net sales in fiscal year 2024 were $588.8 million, down 13% from $675.7 million in fiscal year 2023. The decline was primarily driven by the impact of soft consumer demand as well as significant pressures in lighting and mirrors which got impacted by the flooding of non-compliant illegal parts.

Gross profit was $196.7 million in fiscal year 2024 compared to $229.4 million in fiscal year 2023, with gross margin decreasing 50 basis points to 33.4%.

Total operating expenses in fiscal year 2024 were $237.4 million compared to $239.3 million in fiscal year 2023. Operating expense as a percent of net sales increased 4.9% to 40.3% in fiscal year 2024, mainly attributable to investments in our business, such as brand and marketing investments, higher customer acquisition costs, overlapping software expenses related to our digital transformation and one-time costs related to the move to the new Las Vegas distribution center.

Net loss in fiscal year 2024 was ($40.6) million compared to a net loss of ($8.2) million in fiscal year 2023.

Adjusted EBITDA in fiscal year 2024 was ($7.1) million compared to $19.7 million in fiscal year 2023.

On December 28, 2024, the Company had a cash balance of $36.4 million and no revolver debt, compared to no revolver debt and a $51.0 million cash balance at prior fiscal year-end December 30, 2023.

Fourth Quarter 2024 Financial Results

Net sales in the fourth quarter of 2024 were $133.5 million, down 15% from the year-ago quarter.

Gross profit in the fourth quarter was $43.4 million compared to $51.6 million, with gross margin decreasing 50 basis points to 32.5%.

Total operating expenses in the fourth quarter were $58.9 million compared to $58.4 million in the year-ago.

Net loss in the fourth quarter was ($15.4) million compared to a net loss of ($6.1) million in the year-ago quarter.

Adjusted EBITDA in the fourth quarter was ($6.8) million compared to $1.0 million in the year-ago quarter, primarily due to higher-than-expected advertising cost per click and lower flow through from decreased revenue.

2025 Outlook

The company is currently evaluating various strategic alternatives in response to inbound interest. As a result, we are not providing guidance for 2025.

Conference Call

CarParts.com CEO David Meniane and CFO Ryan Lockwood will host a conference call today to discuss the results.

Date: Tuesday, March 25, 2025

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

Webcast: www.carparts.com/investor/news-events

To listen to the live call, please click the link above to access the webcast. A replay of the audio webcast will be archived on the Company’s website at www.carparts.com/investor.

About CarParts.com, Inc.

CarParts.com, Inc. is a technology-driven eCommerce company offering over 1 million high-quality automotive parts and accessories. Operating for over 25 years, CarParts.com has established itself as a premier destination for drivers seeking repair and maintenance solutions. Our commitment lies in placing the customer at the forefront of our operations, evident in our easy-to-use, mobile-friendly website and app. With a commitment to affordability and customer satisfaction, CarParts.com simplifies the automotive repair process, aiming to eliminate the uncertainty and stress often associated with vehicle maintenance. Backed by a robust company-operated fulfillment network, we ensure swift delivery of top-quality parts from leading brands to customers across the nation.

At CarParts.com, our global team is united by a shared vision: Empowering Drivers Along Their Journey.

CarParts.com is headquartered in Torrance, California.

Non-GAAP Financial Measures

Regulation G, and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA” in this earnings release and on today’s scheduled conference call, which are non-GAAP financial measures. Adjusted EBITDA consist of net loss before (a) interest (income) expense, net; (b) income tax provision; (c) depreciation and amortization expense; (d) amortization of intangible assets; (e) share-based compensation expense; (f) workforce transition costs; and (g) distribution center costs. A reconciliation of Adjusted EBITDA to net loss is provided below.

The Company believes that these non-GAAP financial measures provide important supplemental information to management and investors. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA as measures of the Company’s operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of stock compensation expense as well as other items that we do not believe are representative of our ongoing operating performance. Internally, these non-GAAP measures are also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; and for evaluating the effectiveness of operational strategies. The Company also believes that analysts and investors use these non-GAAP measures as supplemental measures to evaluate the ongoing operations of companies in our industry.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are all unusual, infrequent or non-recurring.

Safe Harbor Statement

This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding our future operating results and financial condition, our potential growth, our ability to innovate, our ability to gain market share, and our ability to expand and improve our product offerings. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, competitive pressures, our dependence on search engines to attract customers, demand for the Company’s products, the online market and channel mix for aftermarket auto parts, the economy in general, increases in commodity and component pricing that would increase the Company’s product costs, the operating restrictions in its credit agreement, the weather and any other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.carparts.com/investor and the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Investor Relations:

Ryan Lockwood, CFA

IR@carparts.com

Summarized information for the periods presented is as follows (in millions):

	Thirteen Weeks Ended	Thirteen Weeks Ended	Fifty-Two Weeks Ended	Fifty-Two Weeks Ended
	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Net sales	$133.54	$156.40	$588.85	$675.73
Gross profit	$43.45	$51.60	$196.74	$229.41
	32.5%	33.0%	33.4%	33.9%
Operating expense	$58.92	$58.35	$237.37	$239.29
	44.1%	37.3%	40.3%	35.4%
Net loss	$(15.42)	$(6.09)	$(40.60)	$(8.22)
	(11.5)%	(3.9)%	(6.9)%	(1.2)%
Adjusted EBITDA	$(6.83)	$0.97	$(7.06)	$19.69
	(5.1)%	0.6%	(1.2)%	2.9%

The table below reconciles net loss to Adjusted EBITDA for the periods presented (in thousands):

	Thirteen Weeks Ended	Thirteen Weeks Ended	Fifty-Two Weeks Ended	Fifty-Two Weeks Ended
	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Net loss	$(15,418)	$(6,086)	$(40,601)	$(8,223)
Depreciation & amortization	5,539	4,094	18,975	16,690
Amortization of intangible assets	88	8	121	36
Interest (income) expense, net	(61)	(313)	(301)	(636)
Income tax provision	7	(251)	267	145
EBITDA	$(9,845)	$(2,548)	$(21,539)	$8,012
Stock compensation expense	$3,018	$3,517	$11,985	$11,675
Workforce transition costs(1)	—	—	617	—
Distribution center costs(2)	—	—	1,882	—
Adjusted EBITDA	$(6,827)	$969	$(7,055)	$19,687

(1)	We incurred workforce transition costs, primarily related to severance, as part of our recent workforce reductions.
(2)	We incurred certain non-recurring costs, primarily overlapping rent expense, attributable to moving to our new Las Vegas, Nevada distribution center.

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE OPERATIONS

(In Thousands, Except Per Share Data)

	Fiscal Year Ended
	December 28,	December 30,
	2024	2023
Net sales	$588,846	$675,729
Cost of sales (1)	392,107	446,323
Gross profit	196,739	229,406
Operating expense	237,374	239,287
Loss from operations	(40,635)	(9,881)
Other income (expense):
Other income, net	1,466	3,197
Interest expense	(1,165)	(1,394)
Total other income, net	301	1,803
Loss before income taxes	(40,334)	(8,078)
Income tax provision	267	145
Net loss	(40,601)	(8,223)
Other comprehensive gain (loss):
Foreign currency adjustments	87	—
Actuarial gain (loss) on defined benefit plan	185	(305)
Unrealized loss on deferred compensation trust assets	—	(38)
Total other comprehensive gain (loss)	272	(343)
Comprehensive loss	$(40,329)	$(8,566)
Net loss per share:
Basic and diluted net loss per share	$(0.71)	$(0.15)
Weighted-average common shares outstanding:
Shares used in computation of basic and diluted net loss per share	57,026	56,570

(1)	Excludes depreciation and amortization expense which is included in operating expense.

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Par Value Data)

	December 28,	December 30,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$36,397	$50,951
Accounts receivable, net	6,098	7,365
Inventory, net	90,353	128,901
Other current assets	6,020	6,121
Total current assets	138,868	193,338
Property and equipment, net	32,206	26,389
Right-of-use - assets - operating leases, net	26,682	19,542
Right-of-use - assets - finance leases, net	10,765	15,255
Other non-current assets	2,053	3,331
Total assets	$210,574	$257,855
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$60,365	$77,851
Accrued expenses	16,083	20,770
Right-of-use - obligation - operating, current	5,810	4,749
Right-of-use - obligation - finance, current	3,471	4,308
Other current liabilities	4,694	5,308
Total current liabilities	90,423	112,986
Right-of-use - obligation - operating, non-current	23,203	16,742
Right-of-use - obligation - finance, non-current	8,842	12,327
Other non-current liabilities	2,931	2,969
Total liabilities	125,399	145,024
Commitments and contingencies (Note 8)
Stockholders’ equity:
Common stock, $0.001 par value; 100,000 shares authorized; 57,454 and 56,303 shares issued and outstanding as of December 28, 2024 and December 30, 2023 (of which 3,786 are treasury stock)	61	60
Treasury stock	(11,912)	(11,912)
Additional paid-in capital	325,546	312,874
Accumulated other comprehensive income	1,055	783
Accumulated deficit	(229,575)	(188,974)
Total stockholders’ equity	85,175	112,831
Total liabilities and stockholders' equity	$210,574	$257,855

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

	Year Ended
	December 28,	December 30,
	2024	2023
Operating activities
Net loss	$(40,601)	$(8,223)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	18,975	16,690
Amortization of intangible assets	121	36
Share-based compensation expense	11,985	11,675
Stock awards issued for non-employee director service	43	23
Stock awards related to officers and directors stock purchase plan from payroll deferral	10	—
Gain from disposition of assets	(70)	(78)
Amortization of deferred financing costs	65	65
Changes in operating assets and liabilities:
Accounts receivable	1,267	(1,101)
Inventory	38,547	6,681
Other current assets	102	549
Other non-current assets	1,168	(248)
Accounts payable and accrued expenses	(21,187)	23,696
Other current liabilities	(615)	686
Right-of-use obligation - operating leases - current	1,514	631
Right-of-use obligation - operating leases - long-term	(1,131)	(714)
Other non-current liabilities	145	(367)
Net cash provided by operating activities	10,338	50,001
Investing activities
Additions to property and equipment	(20,573)	(11,879)
Cash paid for intangible assets	(76)	(108)
Proceeds from sale of property and equipment	92	86
Net cash used in investing activities	(20,557)	(11,901)
Financing activities
Borrowings from revolving loan payable	229	244
Payments made on revolving loan payable	(229)	(244)
Repurchase of treasury stock	—	(4,311)
Payments on finance leases	(4,311)	(4,738)
Net proceeds from issuance of common stock for ESPP	359	483
Statutory tax withholding payment for share-based compensation	(470)	—
Proceeds from exercise of stock options	—	2,650
Net cash used in financing activities	(4,422)	(5,916)
Effect of exchange rate changes on cash	87	—
Net change in cash and cash equivalents	(14,554)	32,184
Cash and cash equivalents, beginning of period	50,951	18,767
Cash and cash equivalents, end of period	$36,397	$50,951
Supplemental disclosure of non-cash investing and financing activities:
Right-of-use operating asset acquired	$12,857	$—
Right-of-use finance asset acquired	$—	$784
Accrued asset purchases	$502	$1,499
Share-based compensation expense capitalized in property and equipment	$746	$804
Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	$178	$210
Cash paid during the period for interest	$1,165	$1,394
Cash received during the period for interest	$1,466	$2,030